                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-2

                             NATHAN'S FAMOUS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             NATHAN'S FAMOUS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             NATHAN'S FAMOUS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 14, 2000

To our Stockholders

     The Annual Meeting of Stockholders of NATHAN'S FAMOUS, INC. will be held on Thursday, September 14, 2000 at the de Seversky Conference Center, Northern Boulevard, Old Westbury, New York at 10:00 a.m. At the meeting, you will be asked to vote on

     1. The election of seven directors to the Board of Directors; and

     2. Any other matters that properly come before the meeting.

     If you are a stockholder of record at the close of business on July 17, 2000, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about July 24, 2000.

     Please sign, date and return the enclosed proxy as soon as possible so your shares may be voted as you direct.

                                          By Order of the Board of Directors,
                                          RONALD G. DEVOS
                                          Secretary

Dated: Westbury, New York
      July 24, 2000

                             NATHAN'S FAMOUS, INC.
                             1400 OLD COUNTRY ROAD
                            WESTBURY, NEW YORK 11590

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          THURSDAY, SEPTEMBER 14, 2000

     Our annual meeting of stockholders will be held on Thursday, September 14, 2000 at the de Seversky Conference Center, Northern Boulevard, Old Westbury, New York at 10:00 a.m. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting.

                               ABOUT THE MEETING

What is being considered at the meeting?

     You will be voting for the election of directors. You will be voting for the election of 7 directors for a term of 1 year.

     In addition, our management will report on our performance during fiscal 2000 and respond to your questions.

Who is entitled to vote at the meeting?

     You may vote if you owned stock as of the close of business on July 17, 2000. Each share of stock is entitled to one vote.

How do I vote?

     You can vote in two ways:

     1. By attending the meeting; or

     2. By completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

     Yes, you may change your mind at any time before the polls close at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

     Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors.

What does it mean if I receive more than one proxy card?

     It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 718-921-8000.

Will my shares be voted if I do not provide my proxy?

     Yes, if they are held in a brokerage account. Your shares may be voted under certain circumstances if they are held in the name of the brokerage firm. Brokerage firms generally have the authority to vote customers unvoted shares on certain routine matters, including the election of directors. When a brokerage firm votes its customer's unvoted shares, these shares are also counted for purposes of establishing a quorum.

     If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

How many votes must be present to hold the meeting?

     Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares as of July 17, 2000, must be present at the meeting. This is referred to as a quorum. On July 17, 2000, we had 7,065,199 shares issued and outstanding.

What vote is required to elect directors?

     The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required to elect each director. On July 17, 2000, there were 7,065,199 shares outstanding and entitled to vote. A properly executed proxy marked ABSTAIN will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Our Certificate of Incorporation presently provides for a Board of Directors consisting of not less than three nor more than twenty-seven directors. Our Board of Directors now consists of seven directors, as set forth below.

                                                               PRINCIPAL                  DIRECTOR
NAME                                      AGE                 OCCUPATION                   SINCE
----                                      ---                 ----------                  --------
Wayne Norbitz...........................  52     President, Chief Operating Officer         1989
                                                 and Director
Robert J. Eide(1)(2)....................  47     Chairman and Treasurer -- Aegis            1987
                                                 Capital Corp.
Brian S. Genson(1)(2)...................  51     President -- Pole Position                 1999
                                                 Investments
Barry Leistner(1)(2)....................  49     President and Chief Executive              1989
                                                 Officer -- Koenig Iron Works, Inc.
Howard M. Lorber........................  51     President and Chief Operating              1987
                                                 Officer -- New Valley Corp.
Donald L. Perlyn........................  57     President -- Miami Subs Corporation        1999
A. F. Petrocelli........................  56     President and Chairman of the              1993
                                                 Board -- United Capital Corp.

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     Unless you indicate otherwise, shares represented by executed proxies will be voted for the election as directors of the persons listed above. If any of them is unavailable, the shares will be voted for a substitute nominee designated by the board of directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

DIRECTOR BIOGRAPHIES

     The following is a brief account of our directors' business experience for the past five years:

     ROBERT J. EIDE has been Chairman, Treasurer and a principal shareholder in Aegis Capital Corp., a broker dealer and a member firm of the NASD, since 1984. He has been a director of Vector Group Ltd, formerly Brooke Group Ltd., a company engaged through its subsidiaries in the manufacture and sale of cigarettes in the United States and Russia since November 1993, and a director of each of its subsidiaries BGLS Inc. since November 1993 and New Valley Holdings, Inc. since September 1994.

     BRIAN S. GENSON has been President of Pole Position Investments, a company engaged in the motor sport business, since 1989. Mr. Genson also serves as a managing director of Grand Prix Topgear located in Stanstead, England and is engaged in investing in the motor sport industry. Mr Genson was also responsible for introducing Ben and Jerry's Ice Cream Company to the Japanese market. Mr. Genson previously served as a director of Nathan's from 1987 to 1989.

     BARRY LEISTNER has been President and Chief Executive Officer of Koenig Iron Works, Inc., a company engaged in the fabrication and erection of structural steel, since 1979. Mr. Leistner is also a partner in Weinstock Brothers Hardware and is engaged in real estate development in Maine and New York.

     HOWARD M. LORBER has been our Chairman of the Board since 1990, Chief Executive Officer since 1993 and a director since 1987. Mr. Lorber was elected President and Chief Operating Officer of New Valley Corporation, a company engaged in the ownership and management of commercial real estate in the United States and, through its subsidiaries, in investment banking, brokerage and real estate development in the United States and Russia since November 1994 and has served as a director since 1991. He is also the Chairman and Chief Executive Officer of Hallman & Lorber Associates, Inc., an employee benefit and pension consulting firm. He also serves as a director of United Capital Corp., a manufacturing and real estate company, Prime Hospitality Corporation, an owner and operator of hotel properties and PLM International, Inc., a diversified leasing company. He is also a trustee of Long Island University and Babson College.

     WAYNE NORBITZ has been an employee since 1975 and was elected President in October 1989. He previously held the positions of Director of Operations, Vice President of Operations, Senior Vice President of Operations and Executive Vice President. Prior to joining us, Mr. Norbitz held the position of Director of Operations of Wetson's Corporation. Mr. Norbitz also serves as a member of the Advisory Board of the Penton Foodservice Branding Institute and is a member of the board of directors of Long Island Philharmonic Orchestra.

     DONALD L. PERLYN has been an Executive Vice President since October 1999. Prior to our merger with Miami Subs, Mr. Perlyn was a member of Miami Subs' Board of Directors. In July 1998, Mr. Perlyn was appointed President and Chief Operating Officer of Miami Subs and continues to serve in that capacity. Prior to July 1998, Mr. Perlyn had been Miami Subs' Executive Vice President of Franchise Development since March 1992. From September 1990 to February 1992, Mr. Perlyn served as Miami Subs' Senior Vice President of Franchising and Development. Between August 1990 and December 1991, he was Senior Vice President of Franchising and Development for QSR, Inc., one of Miami Subs' predecessors and an affiliate. Mr. Perlyn also serves as a director of Arthur Treachers, Inc. and is an officer, director and a principal of DEMAC Restaurant Corp., a former franchisee of Miami Subs.

     A. F. PETROCELLI has been the Chairman of the Board and President of United Capital Corp., a company engaged in the ownership and management of real estate and the manufacture and sale of engineered products, for more than the last five years. Mr. Petrocelli is also a director of Prime Hospitality Corp. since 1992 and Chairman, Chief Executive Officer and President since 1998. He is a director of Philips International Realty Corp., a real estate investment trust, since 1997 and a director of the Boyar Value Fund, Inc., a public mutual fund, since 1997.

DIRECTORS' COMPENSATION

     Directors who are not our employees receive an annual fee of $7,500 and a fee of $750 for each board of directors or committee meeting attended. In addition, members of committees of the board of directors also receive an annual fee of $1,000 for each committee on which they serve.

     There were four meetings of the Board of Directors during the fiscal year ended March 26, 2000. Each director attended or participated in at least 75% of the meetings of the Board of Directors and the committees thereof on which he served.

     For the fiscal year ended March 26, 2000, there was one meeting of the Audit Committee and one meeting of the Compensation Committee. Our Audit Committee is involved in discussions with our independent auditors with respect to the scope and results of our year-end audit, our internal accounting controls and the professional services furnished by the independent auditors. See "Audit Committee Report." The Compensation Committee recommends to the Board of Directors executive compensation and the granting of stock options to key employees. See "Compensation Committee Report on Executive Compensation." During fiscal 2000, we had no standing nominating committee or any committee performing similar functions.

                               SECURITY OWNERSHIP

     The following table sets forth as of July 17, 2000 certain information with regard to ownership of our common stock by (i) each beneficial owner of 5% or more of our common stock, based solely on filings made with the Securities and Exchange Commission; (ii) each director and executive officer named in the "Summary Compensation Table" below; and (iii) all of our executive officers and directors as a group:

                                                                 COMMON STOCK       PERCENT
NAME AND ADDRESS(1)                                           BENEFICIALLY OWNED    OF CLASS
-------------------                                           ------------------    --------
Steel Partners II L.P. .....................................       352,200             5.0
Quest Equities Corp.........................................       360,000             5.1
DS Equity Partners..........................................       425,085             6.0
Kenneth S. Hackel...........................................       785,100            11.1
Howard M. Lorber(2).........................................       819,846            11.5
Wayne Norbitz(3)............................................       183,000             2.5
Robert J. Eide(4)...........................................       123,653             1.7
Brian S. Genson.............................................         3,134               *
Barry Leistner(5)...........................................        57,500               *
Donald Perlyn(6)............................................       192,558             2.7
A. F. Petrocelli(5).........................................       106,000             1.5
Ronald G. DeVos(7)..........................................        26,500               *
Carl Paley(8)...............................................        19,000               *
Donald P. Schedler(8).......................................        21,000               *
Directors and officers as a group (9 persons)(9)............     1,502,191            20.3

---------------
*   Less than 1%

(1) The addresses of the individuals and entities in this table are: Steel Partners II, L.P. 150 East 52nd Street, 21st Floor, New York, New York 10022; Quest Equities Corp., 8 Old Canal Crossing, Farmington, Connecticut 06032; DS Equity Partners, LLC, 70 East Sunrise Highway, Valley Stream, New York 11581; Kenneth S. Hackel, P.O. Box 726, Alpine, New Jersey 07620; Robert J. Eide and Howard M. Lorber, 70 East Sunrise Highway, Valley Stream, New York 11581; Barry Leistner, 223 West 19th Street, New York, New York 10011; Donald Perlyn, 6300 N.W. 31st Avenue, Fort Lauderdale, FL 33309; A.
    F. Petrocelli, 9 Park Place, Suite 401, Great Neck, New York 11021; and Wayne Norbitz, Ronald G. DeVos, Carl Paley and Donald Schedler, 1400 Old Country Road, Suite 400, Westbury, New York 11590.

(2) Includes options exercisable within 60 days to purchase an aggregate of 208,334 shares and warrants exercisable within 60 days to purchase 300,000 shares. Also includes 50,000 shares owned by the Howard M. Lorber Irrevocable Trust, as to which Mr. Lorber disclaims beneficial ownership.

(3) Includes options exercisable within 60 days to purchase 143,000 shares.

(4) Includes options exercisable within 60 days to purchase 57,500 shares and 50,000 shares owned by the Howard M. Lorber Irrevocable Trust, for which Mr. Eide is trustee.

(5) Includes options exercisable within 60 days to purchase 57,500 shares.

(6) Includes options exercisable within 60 days to purchase 192,558 shares.

(7) Includes options exercisable within 60 days to purchase 26,500 shares.

(8) Includes options exercisable within 60 days to purchase 19,000 shares.

(9) Includes 418,165 shares beneficially owned by Messrs. Eide, Genson, Lorber, Perlyn, Petrocelli, Leistner, Norbitz, DeVos, Paley and Schedler, after elimination of shares as to which beneficial ownership is shared by more than one member of this group (see notes 2 and 4, above), 780,892 shares subject to stock options exercisable within 60 days and 300,000 shares subject to warrants exercisable within 60 days by Mr. Lorber.

                                   MANAGEMENT

OFFICERS OF THE COMPANY

     Our executive officers are:

                       NAME                          AGE           POSITION WITH THE COMPANY
                       ----                          ---           -------------------------
Howard M. Lorber...................................   51  Chairman of the Board and Chief Executive
                                                          Officer
Wayne Norbitz......................................   52  President and Chief Operating Officer
Donald L. Perlyn...................................   57  Executive Vice President
Carl Paley.........................................   63  Senior Vice President -- Franchise and Real
                                                          Estate Development
Ronald G. DeVos....................................   45  Vice President -- Finance, Chief Financial
                                                          Officer and Secretary
Donald P. Schedler.................................   47  Vice President -- Architecture and
                                                          Construction

     CARL PALEY joined us as Director of Franchise Development in May 1989 and was promoted to Vice President -- Franchise Development in September 1989 and Senior Vice President in April 1993. From November 1985 to May 1989 he provided consulting services to franchise companies through Carl Paley Enterprises. Mr. Paley served as Vice President of Franchising of The Haagen-Dazs Shoppe Co., Inc. from June 1978 to November 1985. Prior to November 1985, Mr. Paley was a Vice President of Carvel Corporation and was responsible for marketing, public relations, advertising, promotions and training.

     RONALD G. DEVOS joined us as Vice President -- Finance and Chief Financial Officer in January 1995 and became Secretary in April 1995. Prior to January 1995, he was Controller of a large Wendy's franchisee, from June 1993 to December 1994. Mr. DeVos was Vice President -- Controller of Paragon Steakhouse Restaurants, Inc., a wholly owned subsidiary of Kyotaru Company Ltd., from May 1989 to October 1992, and Controller of Paragon Restaurant Group, Inc. and its predecessors, from October 1984 to May 1989. Mr. DeVos holds an M.B.A. from St. John's University and a B.A. from Queens College.

     DONALD P. SCHEDLER joined us in March 1989 as Director of Architecture and Construction and was made Vice President -- Architecture and Construction in February 1991. Prior to March 1989, he was a Director of Construction for The Riese Organization, restauranteurs, from January 1988 to February 1989 and an Associate and Project Architect with Frank Guillot Architects, Ltd. from June 1985 to January 1988. Mr. Schedler is a registered architect in the states of Vermont and New York, and holds a B.A. degree in economics from Susquehanna University and a M.A. degree in architecture from Syracuse University.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to our Chief Executive Officer and each of the four other highest paid executive officers for the three fiscal years ended March 26, 2000, March 28, 1999 and March 29, 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                              ANNUAL COMPENSATION            ----------------------------
                                     -------------------------------------   RESTRICTED     SECURITIES
         NAME AND           FISCAL                          OTHER ANNUAL       STOCK        UNDERLYING         ALL OTHER
    PRINCIPAL POSITION       YEAR     SALARY     BONUS     COMPENSATION(1)   AWARDS($)    OPTIONS/SARS(#)   COMPENSATION(2)
    ------------------      ------   --------   --------   ---------------   ----------   ---------------   ---------------
Howard M. Lorber..........   2000    $      1   $250,000       $12,000(3)       --            250,000           $   630
  Chairman of the Board      1999           1    121,586        12,000(3)       --             40,000               599
  and Chief Executive        1998           1     95,684        12,000(3)       --            150,000(4)            252
  Officer
Wayne Norbitz.............   2000    $260,096   $ 60,000            --          --            100,000           $12,133
  President and              1999     250,000     60,289            --          --             30,000            11,787
  Chief Operating            1998     250,000     35,275            --          --                 --            10,447
  Officer
Ronald G. DeVos...........   2000    $155,000   $ 35,000            --          --             50,000           $ 1,768
  Vice President --          1999     140,000     33,762            --          --             12,500             1,691
  Finance and Chief          1998     109,923      2,954            --          --                 --             1,099
  Financial Officer
Donald P. Schedler........   2000    $124,615   $ 10,000            --          --             10,000           $ 1,582
  Vice President --          1999     120,000     10,000            --          --              5,000             1,536
  Architecture and           1998     120,000      8,532            --          --                 --             1,252
  Development
Carl Paley................   2000    $120,000         --            --          --                 --           $ 1,557
  Senior Vice President --   1999     120,000   $ 25,021            --          --              5,000             1,530
  Franchise and Real         1998     120,000     10,032            --          --                 --             1,263
  Estate Development

---------------
(1) Except where otherwise indicated, no other annual compensation is shown because the amounts of perquisites and other non-cash benefits provided by us do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.

(2) The amounts disclosed in this column include our contributions on behalf of the named executive officer to the Nathans' 401(k) retirement plan and premiums for life and/or disability insurance, respectively, for fiscal 2000, for Mr. Lorber in the sums of $0 and $630, for Mr. Norbitz in the sums of $1,311 and $10,822, for Mr. DeVos in the sum of $1,138 and $630, for Mr. Paley in the sum of $927 and $630 and for Mr. Schedler in the sums of $952 and $630.

(3) Represents automobile allowance.

(4) Common stock purchase warrant exercisable for an aggregate of 150,000 shares of Nathans common stock at an exercise price equal to $3.25 per share issued in connection with the extension of Mr. Lorber's employment agreement.

EMPLOYMENT CONTRACTS

     We entered into a new employment agreement with Howard M. Lorber, our Chairman and Chief Executive Officer, effective as of January 1, 2000. The agreement expires December 31, 2004. Pursuant to the agreement, Mr. Lorber receives a base salary of $1 and an annual bonus equal to 5 percent of our consolidated pre-tax earnings for each fiscal year, with a minimum bonus of $250,000. The agreement further provides for a three-year consulting period after the termination of employment during which Mr. Lorber will receive consulting payments in an annual amount equal to two-thirds of the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination of his employment. The employment agreements also provide for life insurance and for the continuation of certain benefits following death or disability. In connection with the agreement, we issued to Mr. Lorber 25,000 shares of common stock.

     In the event that Mr. Lorber's officer's employment is terminated without cause, he is entitled to receive his salary and incentive payment, if any, for the remainder of the contract term. The employment agreement further provides that in the event there is a change in the control, as defined in the agreement, Mr. Lorber has the option, exercisable within one year after such event, to terminate his employment agreement. Upon such termination, he has the right to receive a lump sum cash payment equal to the greater of (A) his salary and annual bonuses for the remainder of the employment term (including a prorated bonus for any partial fiscal year), which bonus shall be equal to the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination; or (B) 2.99 times his salary and annual bonus for the fiscal year immediately preceding the fiscal year of termination, as well as a lump sum cash payment equal to the difference between the exercise price of any exercisable options having an exercise price of less than the then current market price of our common stock and such then current market price. In addition, we will provide Mr. Lorber with a tax gross-up payment to cover any excise tax due.

     In December 1992, we entered into an employment agreement with Wayne Norbitz, for a term expiring on December 31, 1996, providing for an annual base salary of $275,000, as amended, and various benefits, including participation in our executive bonus program. The agreement also provides, among other things, that, if Mr. Norbitz is terminated without cause (as defined), we will pay Mr. Norbitz an amount equal to his annual salary and benefits for a six-month period following the delivery of the notice of termination plus a severance benefit of one year's annual compensation. The agreement, as amended, provides that Mr. Norbitz shall have the right, exercisable for a six-month period, to terminate the agreement and receive an amount equal to three times his compensation during the most recent fiscal year, less $100, in the event of a change in control of the company. The employment agreement was extended through December 31, 1997, on the original terms and automatically renews for successive one year periods unless 180 days prior written notice is delivered to Mr. Norbitz. No non-extension notice has been delivered to date.

     On September 30, 1999, we entered into an employment agreement with Donald
L. Perlyn, pursuant to the merger agreement, for a term expiring on September 30, 2002, providing for an annual base compensation of $200,000 and certain other benefits, including participation in our executive bonus program. The agreement also provides, among other things, that, if Mr. Perlyn is terminated without cause (as defined), we will pay Mr. Perlyn an amount equal to three time his base salary as in effect at the time of his termination. The agreement provides that Mr. Perlyn shall have the right, exercisable for a thirty-day period, to terminate the agreement and receive an amount equal to three times his base salary, together with a pro rata portion of his bonus, for the most recent fiscal year, in the event of a change in control of the company. The agreement automatically renews for successive one year periods unless 180 days prior written notice is delivered. In the event a non-renewal notice is delivered, we must pay Mr. Perlyn an amount equal to his base salary as then in effect.

     In January 2000, we entered into an employment agreement with Ronald DeVos, for a term expiring on January 31, 2002, providing for an annual base salary of $155,000. The agreement provides that in the event there is a change in control, as defined in the agreement, Mr. DeVos shall receive a lump sum payment equal to three times his salary at the then current annual rate, plus a pro rata portion of any bonus accrued through the date of the change in control.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to the officers named in the Summary Compensation Table during the fiscal year ended March 26, 2000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS                                        POTENTIAL REALIZED VALUE AT
                           ----------------------------                                     ASSUMED ANNUAL RATES
                                          % OF TOTAL                                     OF STOCK PRICE APPRECIATION
                           NUMBER OF    OPTIONS GRANTED   EXERCISE                       FOR TEN-YEAR OPTION TERM(2)
                            OPTIONS      EMPLOYEES IN       PRICE                        ---------------------------
NAME                       GRANTED(1)     FISCAL YEAR     PER SHARE   EXPIRATION DATE        5%             10%
----                       ----------   ---------------   ---------   ----------------   -----------   -------------
Howard M. Lorber.........   250,000           52%          $3.3438    October 29, 2009    $525,724      $1,332,289
Wayne Norbitz............   100,000           21%          $3.3438    October 29, 2009     210,290         532,916
Ronald G. DeVos..........    50,000           10%          $3.3438    October 29, 2009     105,145         266,458
Donald P. Schedler.......    10,000            2%          $3.3438    October 29, 2009      21,029          53,292

                                                                             5%               10%
                                                                        -------------    -------------
Increase in market value of Nathan's stock for all stockholders at                 5%              10%
assumed annual rates of stock price appreciation over ten-year period   (to $5.45/sh)    (to $8.67/sh)
used in the table above(3)............................................    $14,805,000      $37,518,000

---------------
(1) These options are exercisable for ten years. Each grant of these options is exercisable for 33.3% of the shares covered thereby as of the first anniversary from the date of grant, 33.4% of the shares covered thereby as of the second anniversary from the date of grant and for the remaining 33.3% of the shares covered on the third anniversary from the date of grant.

(2) Potential Realizable Value is based on the assumed annual growth rates for the ten-year option term. Annual growth of 5% results in a stock price of $5.45 per share and 10% results in a price of $8.67 per share. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. There can be no assurance that the amounts reflected in this table will be achieved.

(3) These amounts represent the increase in the market value of Nathan's outstanding shares (7.0 million) as of March 26, 2000, that would result from the same stock price assumptions used to show the Potential Realizable Value for the named executive.

STOCK OPTION AND OTHER PLANS

  1992 Stock Option Plan

     In December 1992, in order to attract and retain persons necessary for our success, we adopted the 1992 Stock Option Plan, as amended, covering up to 525,000 shares of common stock, under which our officers, directors and key employees are eligible to receive incentive and/or non-qualified stock options. The 1992 plan, which expires on December 2, 2002, provides that it will be administered by the Board of Directors or a committee designated by the Board of Directors, currently the Compensation Committee, which consists of "non-employee directors" as defined in the Securities Exchange Act of 1934. The selection of participants, allotments of shares, determination of price and other conditions relating to options are determined by the Board of Directors, or a committee thereof, in the Board's sole discretion. Incentive stock options granted under the 1992 plan are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the fair market value of the common stock on the date of the grant, except that the term of an incentive stock option granted under the 1992 plan to a stockholder owning more than 10% of the outstanding common stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. At March 26, 2000, options for the following shares, exercisable during a ten-year period, had been granted and were outstanding under the 1992 plan:

     72,834    shares exercisable at $7.00 per share as follows: 23,334
               shares to Howard M. Lorber; 25,000 shares to Wayne Norbitz;
               6,000 shares to Carl Paley; 6,000 shares to Donald Schedler and 12,500 shares in the aggregate to eight other employees.
     25,000    shares exercisable at $6.00 per share to Wayne Norbitz.
     34,000    shares exercisable at $8.00 per share as follows: 26,000
               shares to Wayne Norbitz; 4,000 shares to Carl Paley; and
               4,000 shares to Donald Schedler.
     25,000    shares exercisable at $6.60 per share to Howard M. Lorber.
     25,000    shares exercisable at $9.25 per share to Wayne Norbitz.
    100,000    shares exercisable at $4.375 per share to Howard M. Lorber.
     10,000    shares exercisable at $4.81 per share to Ronald DeVos.
     55,000    shares exercisable at $4.00 per share as follows: 25,000
               shares to Howard M. Lorber, 15,000 shares to Wayne Norbitz, and 5,000 shares to each of Carl Paley, Donald P. Schedler and Ronald DeVos.

     Each of the above options is exercisable for 20% of the shares covered by these options as of the date of grant and for an additional 20% of the shares covered by the options each year thereafter.

    105,000 shares exercisable at $3.9375 per share as follows 40,000 shares to Howard M. Lorber, 30,000 shares to Wayne Norbitz,
               12,500 shares to Ronald DeVos, 5,000 shares to Carl Paley
               5,000 shares to Donald Schedler and 15,000 shares in the aggregate to five other employees.

     Each of the above options is now fully exercisable.

     Through March 26, 2000, 25,833 options were cancelled under the 1992 plan. Through March 26, 2000, 2,000 options granted under the 1992 plan have been exercised, 176,166 options have been cancelled and no options have lapsed since the inception of the 1992 plan.

  Outside Director Plan

     We adopted the Nathan's Outside Director Stock Option Plan as of June 1, 1994 which covers up to 200,000 shares of common stock. The primary purposes of the director plan are to attract and retain well-qualified persons for service as directors of Nathans and to provide our outside directors with the opportunity to increase their proprietary interest in Nathans, and thereby to increase their personal interest in our success and further align their interests with the interests of our stockholders through the grant of options to purchase shares of common stock. Options to purchase up to 200,000 shares of common stock have been issued and are outstanding under the director plan. Since the director plan is a formula plan which provides for grants only through June 1996, no additional shares are available for grant under the director plan.

     Under the director plan, each non-employee director then serving received:

     - on September 8, 1994, the date on which the director plan was approved by stockholders, options to purchase 25,000 shares of common stock at a price of $6.25 per share, which was the average of the mean between the last reported "bid" and "asked" prices of shares of common stock on the five trading days preceding June 1, 1994;

     - on June 1, 1995 options to purchase 12,500 shares of common stock at a price of $4.50 per share, which was the average of the mean between the last reported "bid" and "asked" prices of shares of common stock on the five trading days preceding June 1, 1995; and

     - on June 1, 1996 options to purchase 12,500 shares of common stock at a price of $3.40 per share, which was the average of the mean between the last reported "bid" and "asked" prices of the common stock on the five trading days immediately preceding June 1, 1996.

     Options awarded to each non-employee director vest over a period of two years, subject to forfeiture under conditions specified in the option agreements, and are exercisable by the non-employee director upon vesting. Accordingly, all of the options currently outstanding under the director plan are now fully vested.

     The Board of Directors has the responsibility and authority to administer and interpret the provisions of the director plan. The board shall appropriately adjust the number of shares for which awards may be granted under the director plan in the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering, or any change in capitalization. The board of directors of Nathans may at any time amend, rescind or terminate the director plan, as it shall deem advisable; provided, however that:

          1. no change may be made in awards previously granted under the director plan which would impair participants' rights without their consent; and

          2. no amendment to the director plan shall be made without approval of Nathans stockholders if the effect of the amendment would be to:

             A. increase the number of shares reserved for issuance under the director plan;

             B. change the requirements for eligibility under the director plan; or

             C. materially modify the method of determining the number of options awarded under the director plan.

     Through March 26, 2000, 50,000 options were cancelled under the director plan. Through March 26, 2000, 50,000 options have been cancelled and no options have lapsed since the inception of the director plan.

  1998 Stock Option Plan

     In April 1998, our Board of Directors adopted the Nathan's Famous, Inc. 1998 Stock Option Plan, under which any of our directors, officers, employees or consultants, or those of a subsidiary or an affiliate, may be granted options to purchase an aggregate 500,000 shares of common stock. The 1998 option plan is to be administered by the Board of Directors of Nathans; provided, however, that the Board may, in the exercise of its discretion, designate from among its members a compensation committee or a stock option committee consisting of no fewer than two "non-employee directors", as defined in the Securities Exchange Act of 1934. The Compensation Committee administers the 1998 option plan. Subject to the terms of the 1998 option plan, the Board of Directors or the committee may determine and designate those directors, officers, employees and consultants who are to be granted stock options under the 1998 option plan and the number of shares to be subject to options and the term of the options to be granted, which term may not exceed ten years. The Board of Directors or the committee shall also, subject to the express provisions of the 1998 option plan, have authority to interpret the 1998 option plan and to prescribe, amend and rescind the rules and regulations relating to the 1998 option plan. Only non-qualified stock options may be granted under the terms of the 1998 option plan. The exercise price for the options granted under the 1998 option plan will be not less than the fair market value on the date of grant. The option price, as well as the number of shares subject to the option, shall be appropriately adjusted by the committee in the event of stock splits, stock dividends, recapitalizations, and other specified events involving a change in Nathans capital.

     Under the 1998 option plan, options to purchase 465,000 shares of common stock were issued to the officers and outside directors on October 29, 1999 at a price of $3.3438 per share, which was the closing price of our common stock on October 28, 1999.

     On March 26, 2000, there were options outstanding to purchase an aggregate 487,500 shares of common stock with a weighted average exercise price of $3.3712, each of which has a term of ten years from its grant date.

     Through March 26, 2000, 7,500 options were cancelled under the 1998 plan. Through March 26, 2000, 7,500 options have been cancelled and no options have lapsed since the inception of the 1998 plan.

  401(k) Savings Plan

     We sponsor a retirement plan intended to be qualified under Section 401(k) of the Internal Revenue Code of 1986. All non-union employees over age 21 who have been employed by us for at least one year are eligible to participate in the plan. Employees may contribute to the plan on a tax deferred basis up to 15% of their total annual salary, but in no event more than the maximum permitted by the Internal Revenue Code ($10,500 in calendar 2000). Company contributions are discretionary. For the plan year ended December 31, 1999, we elected to make matching contributions at the rate of $.25 per dollar contributed by each employee vesting at the cumulative rate of 20% per year of service starting one year after commencement of service and, accordingly, after six years of an employee's service with us, matching contributions are fully vested. As of March 26, 2000, approximately 59 employees had elected to participate in the plan. For the fiscal year ended March 26, 2000, we contributed approximately $21,000 to the 401(k) plan, of which $1,311 was a matching contribution for Mr. Norbitz, $1,138 was a matching contribution for Mr. DeVos, $927 was a matching contribution for Mr. Paley and $952 was a matching contribution for Mr. Schedler.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     During fiscal 2000 our Compensation Committee of the Board consisted of Messrs. Eide, Leistner, Petrocelli and, from December 15, 1999, Mr. Genson. None of the Compensation Committee members are employees of the Company or any of its subsidiaries. During fiscal 2000, Howard M. Lorber, our Chairman of the Board and Chief Executive Officer, served as a director of United Capital Corp., of which A. F. Petrocelli, one of our directors and a former member of the Compensation Committee of the Board of Directors, is Chairman of the Board and President. Mr. Petrocelli resigned as a member of the Compensation Committee of the Board of Directors on May 18, 2000.

     Filings made by companies with the Securities and Exchange Commission sometimes "incorporate information by reference." This means the company is referring you to information that has been previously filed with the SEC and that this information should be considered as part of the filing you are reading. The Compensation Committee Report, Stock Performance Graph and Audit Committee Report in this proxy statement are not incorporated by reference into any other filings with the SEC.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of Nathan's executive officers is generally determined by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a director who is not employed by Nathan's or any of its affiliates.

GENERAL POLICIES

     Nathan's compensation programs are intended to enable it to attract, motivate, reward and retain the management talent required to achieve aggressive corporate objectives in a rapidly changing industry, and thereby increase stockholder value. It is Nathan's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of Nathan's business. To attain these objectives, Nathan's executive compensation program includes a competitive base salary, coupled with an executive bonus program which is "at risk" based on the performance of Nathan's business, primarily as reflected in the achievement of certain earnings goals.

     Many of Nathan's employees, including its executive officers, also are eligible to be granted stock options periodically in order to more directly align their interests with the long-term financial interests of Nathan's stockholders.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE

     The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to Nathan's executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the incentive compensation and stock option plans maintained by Nathan's and its affiliates, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     The Compensation Committee also determines the terms of Nathan's executive bonus program. In doing so, the Compensation Committee reviews management's plan for the company's growth and profitability, determines the criteria to be used for the determination of bonus awards under the executive bonus program and fixes the levels of target and maximum awards for participants and the level of attainment of financial performance objectives necessary for awards to be made under the executive bonus program.

     In addition, stock options may be granted to key employees, including executive officers, by the Compensation Committee under stock option plans. Among executive officers, the number of shares subject to options granted to each individual generally depends upon his or her base salary and the level of that officer's management responsibility. During fiscal 2000, 410,000 options were granted to executive officers.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In fiscal 2000, Nathan's entered into a new employment agreement with Howard M. Lorber, Chairman of the Board and Chief Executive Officer. Under the new employment agreement, Mr. Lorber receives a base salary of $1 and an incentive bonus equal to five percent (5%) of the Company's consolidated pre-tax earnings, but no less than $250,000. In this way, Mr. Lorber's cash compensation is tied to Nathan's profitability. In light of this employment agreement, the Compensation Committee was not required to make any decision regarding the cash compensation of Mr. Lorber. In fiscal 2001, in connection with the entry into the new employment agreement, Nathan's issued to Mr. Lorber 25,000 shares of common stock. In this way, Mr. Lorber's interests are directly aligned with the interests of the company's stockholders. The Compensation Committee believes that these shares provide an incentive for Mr. Lorber to maximize long-term shareholder value.

                                          ROBERT EIDE
                                          BARRY LEISTNER
                                          BRIAN S. GENSON

                             AUDIT COMMITTEE REPORT

     The Audit Committee has adopted a charter to set forth its responsibilities. A copy of the charter is attached as Exhibit A to this proxy statement.

     As required by the charter, the Compensation Committee reviewed the company's audited financial statements and met with management, as well as with Arthur Andersen, LLP, the company's auditors, to discuss the financial statements.

     The Audit Committee received the report of Arthur Andersen regarding the results of their audit. In connection with its review of the financial statements and the auditors' report, the members of the Audit Committee discussed with a representative of Arthur Andersen, their independence, as well as the following:

     - the auditors' responsibilities in accordance with generally accepted accounting standards;

     - the initial selection of, and whether there were any changes in, significant accounting policies or their application;

     - managements' judgments and accounting estimates;

     - whether there were any significant audit adjustments;

     - whether there were any disagreements with management;

     - whether there was any consultation with other accountants;

     - whether there were any major issues discussed with management prior to the auditors' retention;

     - whether the auditors encountered any difficulties in performing the audit; and

     - the auditor's judgments about the quality of the company's accounting principles.

     Based on its discussions with management and the company's auditors, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the period ended March 26, 2000 for filing with the SEC.

                                          ROBERT J. EIDE
                                          BRIAN S. GENSON
                                          BARRY LEISTNER

INDEPENDENCE OF AUDIT COMMITTEE

     In fiscal 2000, our Audit Committee consisted of Robert J. Eide (Chairman), Barry Leistner, Attilio Petrocelli and, from December 15, 1999, Brian S. Genson. Attilio Petrocelli resigned as a member of the Committee on May 18, 2000. Each of the persons who served on the Committee during fiscal 2000 is independent, as defined by NASD rules.

                            STOCK PERFORMANCE CHART

     The following graph illustrates a comparison of cumulative shareholder return among Nathan's, Standard and Poors' 500 companies and Standard and Poors' restaurant companies for the period since March 1995 to our fiscal year end on March 26, 2000:

                                                    NATHAN'S FAMOUS,
                                                          INC.                       S&P 500                 S&P RESTAURANTS
                                                    ----------------                 -------                 ---------------
Mar 95                                                     100                         100                         100
Mar 96                                                      86                         132                         137
Mar 97                                                      85                         158                         134
Mar 98                                                      82                         234                         167
Mar 99                                                      82                         278                         263
Mar 00                                                      89                         327                         204

---------------
* $100 Invested in stock or in Index, including reinvestment of dividends. Fiscal year ending March 26, 2000.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file report of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NASD. These officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and NASD.

     Based solely on our review of the copies of the forms we have received, we believe that all our executive officers, directors and greater than ten percent of beneficial owners complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2000.

                              INDEPENDENT AUDITORS

     Arthur Andersen LLP acted as the Company's independent auditors for the fiscal year ended March 26, 2000. A representative of Arthur Andersen LLP plans to be present at the annual meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     A copy of our Annual Report of Stockholders for the fiscal year ended March 26, 2000 is being provided to all stockholders as of July 17, 2000. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                           MISCELLANEOUS INFORMATION

     The Board of Directors does not have a standing nominating committee. The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

     The cost of soliciting proxies in the accompanying form has been or will be paid by us. In addition to solicitations by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and we may reimburse them for their expenses in so doing. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay.

     Stockholder proposals with respect to our next Annual Meeting of Stockholders must be received by us no later than May 17, 2001 to be considered for inclusion in our next Proxy Statement.

     WE WILL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER AS OF THE RECORD DATE, COPIES OF THE OUR ANNUAL REPORT ON FORM 10-K, UPON WRITTEN REQUEST DELIVERED TO RONALD G. DEVOS, SECRETARY, AT THE COMPANY'S OFFICES AT 1400 OLD COUNTRY ROAD, SUITE 400, WESTBURY, NEW YORK 11590.

                                          By Order of the Board of Directors,
                                          RONALD G. DEVOS
                                          Secretary

Dated: July 24, 2000
       Westbury, New York

                                                                       EXHIBIT A

                             NATHAN'S FAMOUS, INC.

                         CHARTER OF THE AUDIT COMMITTEE

I.  AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors.

     - Provide an avenue of communication among the independent auditors, management and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the NASD. The Audit Committee shall be comprised of such number of directors as determined by the Board, but no less than three directors, each of whom shall be an independent director (as such is defined by Nasdaq rules), free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or comparable experience or background resulting in the individual's financial sophistication.

     Audit Committee members shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. If an audit committee Chair is not designated, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually (in person or telephonically) to review the Company's financial results, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

  Review Procedures

      1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

      2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. Discuss the following items required to be communicated by the independent auditors in accordance with AICPA Statement of Auditing Standards 61:

         (a) the auditor's responsibilities in accordance with generally accepted accounting standards;

         (b) the initial selection of and changes in significant accounting policies or their application;

         (c) managements' judgments and accounting estimates;

         (d) significant audit adjustments;

         (e) other information in documents containing audited financial statements, such as the MD&A;

         (f) disagreements with management;

         (g) consultation with other accountants;

         (h) major issues discussed with management prior to retention;

         (i) difficulties encountered in performing the audit; and

         (j) the auditor's judgments about the quality of the Company's accounting principles.

      3. In consultation with management and the independent auditors consider the integrity of the Company's financial reporting process and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report exposures. Review significant findings prepared by the independent auditors together with management's responses.

      4. Review with management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss the items required to be communicated by the independent auditors in accordance with AICPA Statement of Auditing Standards 61, as more fully set forth in paragraph 2 above.

  Independent Auditors

      5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

      6. Approve the fees and other significant compensation to be paid to the independent auditors.

      7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships the auditors have with the Company that could impair their independence.

      8. Review the independent auditors audit plan and internal audit and general audit approach.

      9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors, including the matters required to be communicated to audit committees in accordance with AICPA Statement of Auditing Standards 61, as then in effect.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  Legal Compliance

     11. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

     12. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     13. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                             NATHAN'S FAMOUS, INC.
                               BOARD OF DIRECTORS

The undersigned hereby appoints Wayne Norbitz and Howard M. Lorber, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in NATHAN'S FAMOUS, INC., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held September 14, 2000 and any adjournments thereof.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)




                                                              SEE REVERSE SIDE

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE

                                   The Board of Directors recommends a vote FOR the following proposals:

1. Election of the fol-                             FOR                                   WITHHOLD
   lowing nominees,                       all nominees listed below                       AUTHORITY
   as set forth in the             (except as marked to the contrary below)  to vote for all nominees listed below.
   proxy statement:                               [  ]                                      [  ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

NOMINEES: Robert J. Eide                      2. Upon such other business as may properly come before the meeting
          Howard M. Lorber
          Brian S. Genson
          Wayne Norbitz
          Barry Leistner
          Donald Perlyn
          A.F. Petrocelli
___________________________________
                                             THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF
                                             THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS
                                             AS MAY PROPERLY COME BEFORE THE MEETING, SHAREHOLDERS MAY WITH-
                                             HOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S)
                                             NAME(S) IN THE BLANK SPACE PROVIDED. IF NO SPECIFICATION IS MADE, THE
                                             SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH.

                                             PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S) _____________________________________ DATED: _____________, 2000

(NOTE: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)